Exhibit 10.5
Estre Ambiental, Inc.
EXECUTIVE AND TEAM MEMBER SHARE OPTION GRANT NOTICE AND OPTION AGREEMENT
 (2017 Omnibus Incentive Plan)

        Congratulations! As a key leader in our business, you are in a position to have significant influence on the performance and success of Estre Ambiental, Inc. (f/k/a Boulevard Acquisition Corp II Cayman Holding Company), a Cayman Islands exempted company (the “Company”). I am pleased to inform you that, in recognition of the role you play in our collective success, you have been granted an option to purchase ordinary shares of the Company. This award is subject to the terms and conditions of the Estre Ambiental, Inc. 2017 Omnibus Incentive Plan, this Grant Notice, and the following Option Agreement. The details of this award are indicated below.

Optionee:
Date of Grant:
Number of Shares subject to the Option:
Exercise Price Per Share:	[ ]
Term of Option:
Vesting Period:
Lockup Period:
Change in Control:

        Options can be a great opportunity for individual wealth creation. As our Company becomes more valuable through management running the business better and through growth opportunities, the value or price of an ordinary share of the Company should increase. Through your efforts and the efforts of your colleagues, you have the ability to help increase the value of our Company for all shareholders.

        Thank you for all you do each and every day as a leader and owner of the Company.

        It is an exciting time to be part of Estre Ambiental, Inc.!

Name:
Title:

Acknowledged and agreed as of the Date of Grant

Name:

SHARE OPTION AGREEMENT

        THIS SHARE OPTION AGREEMENT (together with the above grant notice (the “Grant Notice”), the “Agreement”) is made and entered into as of the date set forth on the Grant Notice by and between Estre Ambiental, Inc. (f/k/a Boulevard Acquisition Corp II Cayman Holding Company), a Cayman Islands exempted company (the “Company”), and the individual (the “Optionee”) set forth on the Grant Notice.

        A.    Pursuant to the Estre Ambiental, Inc. 2017 Omnibus Incentive Plan (the “Plan”), the Administrator has determined that it is to the advantage and best interests of the Company to grant to the Optionee an option to purchase the number of ordinary shares of the Company (the “Shares”) set forth on the Grant Notice, at the exercise price per Share set forth on the Grant Notice, and in all respects subject to the terms, definitions and provisions of the Plan, which is incorporated herein by reference, and this Agreement (the “Option”).

        B.    Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings set forth in the Plan. For purposes of this Agreement, the following definitions shall apply:

        1.     “Termination” shall mean the termination of the employment or service of the Optionee with the Company and all Affiliates thereof (including because of the Optionee’s employer ceasing to be an Affiliate of the Company) shall terminate.

        2.     “Termination Date” shall mean the date of the Termination.

        NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Optionee and the Company hereby agree as follows:

        1.    Acceptance of Agreement.    Optionee has reviewed all of the provisions of the Memorandum and Articles, the Plan and this Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator on questions relating to the Plan and this Agreement, and, solely as they relate to this Option, the applicable provisions (if any) contained in a written employment agreement between the Company or an Affiliate and the Optionee. The Optionee’s electronic signature of this Agreement shall have the same validity and effect as a signature affixed by hand. The Company may, in its sole discretion, decide to deliver any documents related to the Optionee’s current or future participation in the Plan by electronic means. The Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system, if any, established and maintained by the Company or a third party designated by the Company.

        2.    Grant and Terms of Option.

        2.1    Grant of Option.    Pursuant to this Agreement, the Company has granted to the Optionee the right and option to purchase, subject to the terms and conditions set forth in the Plan and this Agreement, all or any part of the number of Shares set forth on the Grant Notice at a purchase price per Share equal to the exercise price per Share set forth on the Grant Notice. An Option granted pursuant to the Grant Notice and this Agreement shall be a Nonqualified Share Option.

        2.2    Vesting and Term of Option.    This Section 2.2 is subject to the provisions of the Plan and the other provisions of this Agreement.

        2.2.1  This Option shall vest and become exercisable in equal annual installments as more fully set forth in the Grant Notice (each date on which a portion of the Option vests, a “Vesting Date”) subject to the Optionee not experiencing a Termination prior to an applicable Vesting Date.

        2.2.2  The “Term” of this Option shall begin on the Date of Grant set forth in the Grant Notice and end on the expiration of the Term specified in the Grant Notice. No portion of this Option may be exercised after the expiration of the Term.

        2.2.3  In the event of Termination for any reason other than death, Disability, or Cause:

        2.2.3.1  the portion of this Option that is not vested and exercisable as of the Termination Date shall not continue to vest and shall be immediately cancelled and terminated; and

        2.2.3.2  the portion of this Option that is vested and exercisable as of the Termination Date shall terminate and be cancelled (to the extent not exercised) on the earlier of:

(a)the expiration of the Term and
(b)ninety (90) days after such Termination Date.

        2.2.4  In the event of Termination due to death or Disability:

        2.2.4.1  the portion of this Option that is not vested and exercisable as of the Termination Date shall become immediately fully vested and exercisable as of such Termination Date; and

        2.2.4.2  the portion of this Option that is vested and exercisable as of the Termination Date (including any portion vested pursuant to Section 2.2.4.1 above) shall terminate and be cancelled (to the extent not exercised) on the earlier of (a) the expiration of the Term and (b) the date that is six (6) months after such of the Termination Date.

        2.2.5  In the event of Termination for Cause, or if, after the Termination, the Administrator determines that Cause existed before such Termination, this entire Option shall not continue to vest, shall be cancelled and terminated as of the Termination Date, and shall no longer be exercisable as to any Shares, whether or not previously vested.

        2.2.6  Upon a Change in Control, this Option shall be treated as set forth in the Grant Notice, subject to the Optionee not experiencing a Termination prior to such Change in Control.

        3.    Method of Exercise.

        3.1    Method of Exercise.    Each election to exercise the Option shall be subject to the terms and conditions of the Plan and shall be in writing, signed by the Optionee or by his or her executor, administrator, or permitted transferee (subject to any restrictions provided under the Plan), made pursuant to and in accordance with the terms and conditions set forth in the Plan and received by the Company at its principal offices, accompanied by payment in full as provided in the Plan or in this Agreement. Notwithstanding any of the foregoing, the Administrator shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time. Upon the Company’s determination that the Option has been validly exercised as to any of the Shares, the Company shall make (or arrange to be made) entries in the Register of Members of the Company and may issue certificates in the Optionee’s name for such Shares, if requested by the Optionee. However, the Company shall not be liable to the Optionee for damages relating to any reasonable delays in issuing the certificates to the Optionee, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves which it promptly undertakes to correct.

        3.2    Restrictions on Exercise.    No Shares will be issued pursuant to the exercise of this Option unless and until there shall have been full compliance with all applicable requirements of the Securities Act of 1933, as amended (whether by registration or satisfaction of exemption conditions), all applicable listing requirements of any national securities exchange or other market system on which the Common Shares are then listed and all applicable requirements of any Applicable Laws and of any regulatory bodies having jurisdiction over such issuance. As a condition to the exercise of this Option, the Company may require the Optionee to make any representation and warranty to the Company as may be necessary or appropriate, in the judgment of the Administrator, to comply with any Applicable Law.

        3.3    Method of Payment.    Payment of the exercise price shall be made in full at the time of exercise (a) by the delivery of cash or check acceptable to the Administrator, including an amount to cover the withholding taxes (as provided in Section 7.11) with respect to such exercise, or (b) any other method, if any, approved by the Administrator, including (i) by means of consideration received under any cashless exercise procedure, if any, approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise) or (ii) any other form of consideration approved by the Administrator and permitted by Applicable Laws.

        3.4    No Rights as a Shareholder.    Until the Shares are issued to the Optionee (as evidenced by the appropriate entry on the Register of Members of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Shares, notwithstanding the exercise of the Option.

        4.    Non-Transferability of Option.    Except as provided below, this Option may not be sold, assigned transferred in any manner, pledged or otherwise encumbered other than by will or by the laws of descent or distribution or to a beneficiary designated pursuant to the Plan, and may be exercised during the lifetime of Optionee only by Optionee or the Optionee’s guardian or legal representative. Subject to all of the other terms and conditions of this Agreement, following the death of Optionee, this Option may, to the extent it is vested and exercisable by Optionee in accordance with its terms on the Termination Date, be exercised by Optionee’s executor or administrator, or the person or persons to whom the Optionee’s rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be. Any heir or legatee of the Optionee shall take rights herein granted subject to the terms and conditions hereof.

        5.    Restrictions; Restrictive Legends; Lockup.

        5.1   Ownership and transfer of Shares issued pursuant to the exercise of this Option will be subject to the provisions of, including ownership and transfer restrictions (including, without limitation, ownership and transfer restrictions imposed by applicable gaming laws) contained in, the Memorandum and Articles, as amended from time to time, restrictions imposed by Applicable Laws and restrictions set forth or referenced in legends imprinted on certificates representing such Shares (if any).

        5.2   In addition, the Optionee shall not sell, grant any option or right to buy or sell, or otherwise dispose of or transfer in any manner, whether in privately-negotiated or open-market transactions, any Shares issued pursuant to the exercise of any portion of the Option during the Lockup Period set forth on the Grant Notice. The Company may impose stop-transfer instructions with respect to such Shares subject to the foregoing restrictions until the end of said period.

        6.    Liquidation or Dissolution.    In the event of the proposed liquidation or dissolution of the Company, to the extent that this Option had not been previously exercised, it will terminate immediately prior to the consummation of such proposed liquidation or dissolution. In such instance, the Administrator may, in the exercise of its sole discretion, declare that this Option will terminate as of a date fixed by the Administrator and give the Optionee the right to exercise this Option prior to such date as to all or any part of the optioned shares, including Shares as to which this Option would not otherwise be exercisable.

        7.    General.

        7.1    Governing Law.    This Agreement shall be governed by and construed under the laws of [Brazil], without regard to the conflicts of law provisions thereof.

        7.2    Community Property.    Without prejudice to the actual rights of the spouses as between each other, for all purposes of this Agreement, the Optionee shall be treated as agent and attorney-in-fact for that interest held or claimed by his or her spouse with respect to this Option and the parties hereto shall act in all matters as if the Optionee was the sole owner of this Option. This appointment is coupled with an interest and is irrevocable.

        7.3    No Employment Rights.    Nothing herein contained shall be construed as an agreement by the Company or any of its subsidiaries, express or implied, to employ the Optionee or contract for the Optionee’s services, to restrict the Company’s or such subsidiary’s right to discharge the Optionee or cease contracting for the Optionee’s services or to modify, extend or otherwise affect in any manner whatsoever the terms of any employment agreement or contract for services which may exist between the Optionee and the Company or any Affiliate.

        7.4    Application to Other Shares.    In the event any capital shares of the Company or any other corporation shall be distributed on, with respect to, or in exchange for Shares as a share dividend, stock split, reclassification or recapitalization in connection with any merger or reorganization or otherwise, all restrictions, rights and obligations set forth in this Agreement shall apply with respect to such other capital stock to the same extent as they are, or would have been applicable, to the Shares on or with respect to which such other capital shares were distributed, and references to “Company” in respect of such distributed shares shall be deemed to refer to the company to which such distributed shares relate.

        7.5    No Third-Party Benefits.    Except as otherwise expressly provided in this Agreement, none of the provisions of this Agreement shall be for the benefit of, or enforceable by, any third-party beneficiary.

        7.6    Successors and Assigns.    Except as provided herein to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns.

        7.7    No Assignment.    Except as otherwise provided in this Agreement, the Optionee may not assign any of his, her or its rights under this Agreement without the prior written consent of the Company, which consent may be withheld in its sole discretion. The Company shall be permitted to assign its rights or obligations under this Agreement so long as such assignee agrees to perform all of the Company’s obligations hereunder.

        7.8    Severability.    The validity, legality or enforceability of the remainder of this Agreement shall not be affected even if one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect.

        7.9    Equitable Relief.    The Optionee acknowledges that, in the event of a threatened or actual breach of any of the provisions of this Agreement, damages alone will be an inadequate remedy, and such breach will cause the Company great, immediate and irreparable injury and damage. Accordingly, the Optionee agrees that the Company shall be entitled to injunctive and other equitable relief, and that such relief shall be in addition to, and not in lieu of, any remedies it may have at law or under this Agreement.

        7.10    Jurisdiction.    Any suit, action or proceeding with respect to this Agreement, or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of Delaware, and the Company and the Optionee hereby submit to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. The Optionee and the Company hereby irrevocably waive (i) any objections which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Delaware, (ii) any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and (iii) any right to a jury trial.

        7.11    Withholding Taxes.    The Company shall be entitled, in its sole discretion, to require a cash payment by or on behalf of the Optionee and/or to deduct from the Shares or cash otherwise issuable hereunder or other compensation payable to the Optionee the minimum amount of any sums required by federal, state or local tax law to be withheld (or other such sums that will not cause adverse accounting consequences for the Company and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or another applicable governmental entity) in respect of the Option, its exercise or any payment or transfer under or with respect to the Option.

        7.12    Headings.    The section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, extend or interpret the scope of this Agreement or of any particular section.

        7.13    Number and Gender.    Throughout this Agreement, as the context may require, (a) the masculine gender includes the feminine and the neuter gender includes the masculine and the feminine; (b) the singular tense and number includes the plural, and the plural tense and number includes the singular; (c) the past tense includes the present, and the present tense includes the past; (d) references to parties, sections, paragraphs and exhibits mean the parties, sections, paragraphs and exhibits of and to this Agreement; and (e) periods of days, weeks or months mean calendar days, weeks or months.

        7.14    Data Privacy.    Optionee agrees that all of Optionee’s information that is described or referenced in this Agreement and the Plan may be used by the Company, its affiliates and the designated broker and its affiliates to administer and manage Optionee’s participation in the Plan.

        7.15    Acknowledgments of Optionee.    Optionee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, fully understands all provisions of the Plan and this Agreement and, by accepting the Notice of Grant, acknowledges and agrees to all of the provisions of the Grant Notice, the Plan and this Agreement.

        7.16    Complete Agreement.    The Grant Notice, this Share Option Agreement, the Plan, and the applicable provisions (if any) contained in a written employment agreement between the Company or an Affiliate and the Optionee constitute the parties’ entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

        7.17    Waiver.    The Optionee acknowledges that a waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Optionee.

        7.18    Signature in Counterparts.    This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        7.19    Amendments and Termination.    To the extent permitted by the Plan, this Agreement may be wholly or partially amended, altered or terminated at any time or from time to time by the Administrator or the Board, but no amendment, alteration or termination shall be made that would materially impair the rights of an Optionee under the Option without such Optionee’s consent. If it is determined that the terms of this Agreement have been structured in a manner that would result in adverse tax treatment under Section 409A of the Code, the parties agree to cooperate in taking all reasonable measures to restructure the arrangement to minimize or avoid such adverse tax treatment without materially impairing Optionee’s economic rights.

        7.20    Waiver of Jury Trial.    TO THE EXTENT EITHER PARTY INITIATES LITIGATION INVOLVING THIS AGREEMENT OR ANY ASPECT OF THE RELATIONSHIP BETWEEN US (EVEN IF OTHER PARTIES OR OTHER CLAIMS ARE INCLUDED IN SUCH LITIGATION), ALL OF THE PARTIES WAIVE THEIR RIGHT TO A TRIAL BY JURY. THIS WAIVER WILL APPLY TO ALL CAUSES OF ACTION THAT ARE OR MIGHT BE INCLUDED IN SUCH ACTION, INCLUDING CLAIMS RELATED TO THE ENFORCEMENT OR INTERPRETATION OF THIS AGREEMENT, ALLEGATIONS OF STATE OR FEDERAL STATUTORY VIOLATIONS, FRAUD, MISREPRESENTATION, OR SIMILAR CAUSES OF ACTION, AND IN CONNECTION WITH ANY LEGAL ACTION INITIATED FOR THE RECOVERY OF DAMAGES BETWEEN OR AMONG US OR BETWEEN OR AMONG ANY OF OUR OWNERS, AFFILIATES, OFFICERS, EMPLOYEES OR AGENTS.